                                                                     EXHIBIT 2.1

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                     among

                      PATRIOT AMERICAN HOSPITALITY, INC.,

                PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.,

                             CALIFORNIA JOCKEY CLUB

                                      and

                         BAY MEADOWS OPERATING COMPANY

                         Dated as of February 24, 1997


================================================================================

                               TABLE OF CONTENTS


                                                                            Page

ARTICLE 1.  THE SUBSCRIPTION...................................................1
     1.1    Subscription Agreement.............................................1
     1.2    Subscribed Shares..................................................2

ARTICLE 2.  THE SELF TENDER OFFER..............................................2
     2.1    The Offer..........................................................2
     2.2    The Offer Documents................................................3
     2.3    Financing of the Offer.............................................4

ARTICLE 3.  THE MERGER.........................................................4
     3.1    The Merger.........................................................4
     3.2    The Closing........................................................4
     3.3    Effective Time.....................................................4

ARTICLE 4.  CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH OF CAL
                 JOCKEY AND BMOC...............................................5
     4.1    Charter............................................................5
     4.2    Bylaws.............................................................5
     4.3    Amendments of Governing Documents of the Companies' Subsidiaries...5

ARTICLE 5.  EXCHANGE OF STOCK..................................................6
     5.1    Outstanding Paired Shares of Cal Jockey Stock and BMOC Stock.......6
     5.2    Conversion of Patriot Stock........................................6
     5.3    Exchange of Certificates Representing Patriot Stock................8
     5.4    Return of Exchange Fund...........................................10
     5.5    Lost or Stolen Certificates.......................................10

ARTICLE 6.  REGISTRATION AND SOLICITATION PROCESS.............................11
     6.1    Proxy Statement; Registration Statement...........................11

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF PATRIOT.........................12
     7.1    Organization and Qualifications...................................12
     7.2    Capitalization....................................................13
     7.3    Authority Relative to this Agreement..............................13
     7.4    No Conflict; Required Filings and Consents........................13
     7.6    SEC Reports and Financial Statements..............................14
     7.7    Absence of Certain Changes or Events; Obligations.................15
     7.8    REIT Status.......................................................15
     7.9    Permits...........................................................15

ARTICLE 8.  REPRESENTATIONS AND WARRANTIES OF BMOC............................15

                                      (i)

     8.1    Organization and Qualifications...................................16
     8.2    Capitalization....................................................16
     8.3    Authority Relative to this Agreement..............................16
     8.4    No Conflict; Required Filings and Consents........................16
     8.5    Fairness Opinion..................................................17
     8.6    SEC Reports and Financial Statements..............................17
     8.7    Absence of Certain Changes or Events; Obligations.................18
     8.8    Pairing Agreement.................................................18

ARTICLE 9.  REPRESENTATIONS AND WARRANTIES OF CAL JOCKEY......................18
     9.1    Organization and Qualifications...................................18
     9.2    Capitalization....................................................19
     9.3    Authority Relative to this Agreement..............................19
     9.4    No Conflict; Required Filings and Consents........................19
     9.5    Fairness Opinion..................................................20
     9.6    SEC Reports and Financial Statements..............................20
     9.7    Absence of Certain Changes or Events; Obligations.................21
     9.8    Real Property.....................................................21
     9.9    Permits...........................................................21
     9.10   REIT Status.......................................................22
     9.11   Pairing Agreement.................................................22

ARTICLE 10. COVENANTS.........................................................22
     10.1   No Solicitation...................................................22
     10.2   Access............................................................25
     10.3   Consents..........................................................26
     10.4   Efforts...........................................................26
     10.5   Announcements.....................................................26
     10.6   Interim Operations................................................26
     10.7   Filings; Other Action.............................................27
     10.8   Listing Application...............................................27
     10.9   Affiliates of Patriot.............................................28
     10.10  Expenses..........................................................28
     10.11  Brokers and Finders...............................................28
     10.12  Indemnification and Insurance.....................................29

ARTICLE 11. CONDITIONS........................................................29
     11.1   Conditions to BMOC's and Cal Jockey's Obligations.................29
     11.2   Conditions to Patriot's Obligations...............................31

ARTICLE 12. TERMINATION.......................................................32
     12.1   Termination.......................................................32

                                     (ii)

     12.2   Extension; Waiver.................................................33
     12.3   Payment of Fee to Hudson Bay Partners, L.P........................34

ARTICLE 13. GENERAL PROVISIONS................................................34
     13.1   San Mateo City Council Meeting....................................34
     13.2   Nonsurvival of Representations, Warranties and Agreements.........34
     13.3   Notices...........................................................35
     13.4   Assignment; Binding Effect; Benefit...............................36
     13.5   Entire Agreement..................................................36
     13.6   Governing Law.....................................................36
     13.7   Counterparts......................................................36
     13.8   Headings..........................................................37
     13.9   Incorporation.....................................................37
     13.10  Severability......................................................37
     13.11  Interpretation and Certain Definitions............................37

EXHIBITS

EXHIBIT A - Subscription Agreement
EXHIBIT B - Amended and Restated Certificate of Incorporation of Cal Jockey EXHIBIT C - Amended and Restated Bylaws of Cal Jockey
EXHIBIT D - Promissory Note

                                     (iii)

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of February 24, 1997 by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P.
                       -------
("Patriot Operating Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows Operating Company, a Delaware
              ----------
corporation ("BMOC").  Cal Jockey and BMOC may from time to time be referred to
              ----
herein collectively as the "Companies."
                            ---------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the shares of common stock, par value $.01 per share, of Cal Jockey ("Cal Jockey Stock") and the shares of common stock, par value $.01 per
         ----------------
share, of BMOC ("BMOC Stock") are paired and transferable and traded only in
                 ----------
combination as a single unit (the "Paired Shares") on the American Stock
                                   -------------
Exchange;

     WHEREAS, Patriot, Cal Jockey and BMOC entered into a binding acquisition agreement dated as of October 31, 1996 (the "Acquisition Agreement") pursuant to
                                             ---------------------
which the parties agreed to engage in a business combination among Patriot, Cal Jockey and BMOC. This Agreement and Plan of Merger constitutes one of the "Implementation Agreements" referenced in the Acquisition Agreement;

     WHEREAS, the Board of Directors of each of Patriot, Cal Jockey and BMOC have determined that a business combination among Patriot, Cal Jockey and BMOC is in the best interest each of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein (the "Transactions") upon the terms and subject
                                       ------------
to the conditions set forth herein; and

     WHEREAS, Patriot, Patriot Operating Partnership, Cal Jockey and BMOC desire to make certain representations, warranties, covenants and agreements in connection with the Transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

 ARTICLE 1.  THE SUBSCRIPTION

      1.1 Subscription Agreement.  Immediately prior to Closing (as hereinafter
          ----------------------
defined), Patriot Operating Partnership and BMOC shall enter into a subscription agreement in substantially the form of Exhibit A attached hereto (the
                                       ---------
"Subscription Agreement") pursuant to which Patriot Operating Partnership will
-----------------------
agree to subscribe for, and BMOC will issue, a number of shares (the "Subscribed
                                                                      ----------
Shares") of BMOC Stock equal to the number of shares of Cal Jockey Stock to be
------
issued to stockholders of Patriot pursuant to the Merger (as hereinafter defined).

      1.2 Subscribed Shares.  The parties hereto acknowledge and agree that
          -----------------
the Subscribed Shares will be issued in accordance with Section 5.3(a) hereof to the stockholders of Patriot in connection with the Merger and will be paired with the Cal Jockey Stock issued in the Merger in accordance with that certain Pairing Agreement, dated as of February 17, 1983 and amended from time to time thereafter, by and between Cal Jockey and BMOC (the "Pairing Agreement") and
                                                     -----------------
neither Patriot nor Patriot Operating Partnership will at any time become a stockholder of BMOC.

 ARTICLE 2.  THE SELF TENDER OFFER

      2.1 The Offer.
          ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with its terms, Cal Jockey and BMOC shall, as promptly as practicable following the effectiveness of the Form S-4 (as hereinafter defined), commence within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated
              ------------
thereunder, a joint offer to purchase for cash at a combined price of $33.00 per Paired Share (as amended in accordance with this Agreement, the "Offer") up to
                                                                 -----
but not in excess of that certain percentage of the Companies' issued and outstanding Paired Shares such that upon consummation of the Merger the stockholders of Cal Jockey and BMOC prior to the Merger will continue to own at least one percent (1%) of the Paired Shares of Cal Jockey Stock and BMOC Stock following consummation of the Merger. Pursuant to the Offer, (i) Cal Jockey shall offer to purchase that portion of each Paired Share which represents Cal Jockey Stock and shall pay the portion of the $33.00 combined offer price attributable to the Cal Jockey Stock portion of the Paired Shares based upon the relative fair market value of a share of Cal Jockey Stock to a share of BMOC Stock and (ii) BMOC shall offer to purchase that portion of each Paired Share which represents BMOC Stock and shall pay the portion of the $33.00 combined offer price attributable to the BMOC Stock portion of the Paired Shares based upon the relative fair market value of a share of BMOC Stock to a share of Cal Jockey Stock. In accordance with the Pairing Agreement, the relative fair market values of a share of Cal Jockey Stock and a share of BMOC Stock shall be determined prior to commencement of the Offer by mutual agreement of the parties to this Agreement, provided that if the parties are unable to agree on such fair market values the determination shall be made by an independent third party chosen by mutual agreement of Patriot, Cal Jockey and BMOC. The obligation of Cal Jockey and BMOC to accept for payment and pay for their respective portion of the Paired Shares validly tendered and not withdrawn pursuant to the Offer shall be subject only to the satisfaction or waiver of the conditions set forth in Article 11 hereto, the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware and the issuance of a Certificate of Merger by the State Corporation Commission of Virginia. Cal Jockey and BMOC acknowledge and agree that the terms of the Offer may not be changed or amended in any manner without the prior written consent of Patriot, which may not be unreasonably withheld.

          (b) The Offer shall remain open for at least twenty-one (21) business days and shall initially expire at 11:00 a.m. Eastern Time on the fifth business day following the date on which the Companies issue a press release announcing that all of the conditions set forth in Article 11 have been satisfied or waived (such date and time, as it may be extended pursuant to the terms hereof, shall hereinafter be referred to as the "Expiration Date"); provided, however, that, if at the initial Expiration
     ---------------    --------  -------
Date for the Offer, the conditions set forth in Article 11 shall not have been satisfied or waived for whatever reason, the Companies shall extend the Offer until such conditions set forth in Article 11 are satisfied or waived or this Agreement has been terminated in accordance with its terms. At the Expiration Date, the Offer will remain conditioned only upon the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware and the issuance of a Certificate of Merger by the State Corporation Commission of Virginia.
Each of Cal Jockey and BMOC covenants and agrees that, upon satisfaction or waiver of the conditions of the Offer, the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware and the issuance of a Certificate of Merger by the State Corporation Commission of Virginia, it will accept for payment and pay for its respective portion of the Paired Shares validly tendered and not withdrawn as soon as practicable after the expiration of the Offer, but in no event shall such acceptance for payment occur prior to the Effective Time (as hereinafter defined) of the Merger.

      2.2 The Offer Documents.
          -------------------

          (a) Each of Patriot, Cal Jockey and BMOC shall cooperate and promptly prepare the Issuer Tender Offer Statement on Schedule 13E-4 (together with any amendments or supplements thereto, the "Schedule 13E-4") with respect to the
                                        --------------
Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 13E-4 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Cal Jockey
                                        ---------------
and BMOC shall cause the Offer Documents (which shall have been approved by Patriot) to be filed with the Securities and Exchange Commission (the "SEC") as
                                                                       ---
promptly as practicable following the effectiveness of the Form S-4. The respective parties will cause the Offer Documents to comply as to form in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and
                 --------------
regulations thereunder. Each of Patriot, Cal Jockey and BMOC shall furnish all information about itself and its business and operations and all necessary financial information to the other parties as the other parties may reasonably request in connection with the preparation of the Offer Documents. Each of Patriot, Cal Jockey and BMOC agrees that the information provided by it for inclusion in the Offer Documents, and each amendment or supplement thereto, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Patriot, Cal Jockey and BMOC agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Cal Jockey and BMOC further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to their stockholders, in each case as and to the extent required by applicable federal securities laws. Each of Cal Jockey and BMOC will advise and deliver copies (if any) to Patriot, promptly after it receives notice thereof, of any request by the SEC for amendment of the

Offer Documents or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) Each of Patriot, Cal Jockey and BMOC shall use its best efforts, and shall take all actions requested of it, to consummate the Offer, provided however, Patriot, Cal Jockey and BMOC shall not be required to waive any conditions to the Offer. Each of Cal Jockey and BMOC shall use its best efforts to cause the Offer Documents to be timely mailed to their stockholders.

      2.3 Financing of the Offer.  The proceeds received by BMOC from Patriot
          ----------------------
under the Subscription Agreement shall be used by BMOC to fund BMOC's payment obligations under the Offer. Patriot agrees to provide, or cause an affiliate of Patriot to provide, to Cal Jockey the financing necessary to fund Cal Jockey's payment obligations under the Offer after the expiration of the Offer. In accordance with Rule 13e-4 of the Exchange Act, following expiration of the Offer and Cal Jockey's and BMOC's acceptance for payment of Paired Shares tendered in the Offer, the parties agree to cause the funds to finance the Offer to be placed with a depositary bank which shall be chosen by mutual agreement of the parties.

 ARTICLE 3.  THE MERGER

      3.1 The Merger.  Subject to the terms and conditions of this Agreement, at
          ----------
the Effective Time (as defined in Section 3.3 hereof), Patriot shall be merged with and into Cal Jockey in accordance with this Agreement and the separate corporate existence of Patriot shall thereupon cease (the "Merger"). Cal Jockey
                                                           ------
shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified
           ---------------------
in Section 259 of the Delaware General Corporation Law (the "DGCL") and Section
                                                             ----
13.1-721 of the Virginia Stock Corporation Act (the "VSCA").
                                                     ----

      3.2 The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the closing of the Merger (the "Closing") shall take place (a) at the offices of
                                -------
Goodwin, Procter & Hoar LLP, on the fifth business day immediately following the day on which Cal Jockey and BMOC issue a press release announcing that the last of the conditions set forth in Article 11 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as the parties hereto may agree; provided that the parties agree that the Closing shall not occur on the last day of a calendar quarter. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                                          ------------

      3.3 Effective Time.  If all of the conditions to the Merger set forth in
          --------------
Article 11 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 12, the parties hereto shall cause a Certificate of Merger satisfying the requirements of the DGCL and Articles of Merger satisfying the requirements of the VSCA to be properly executed, verified and delivered for filing in accordance with the DGCL and the VSCA on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware in accordance with the DGCL and issuance of a Certificate of Merger by the State Corporation Commission of Virginia or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").
                                       --------------

      3.4 Merger Structure.  In connection with the Merger, each of the parties
          ----------------
hereto acknowledges and agrees to take all actions and enter into such agreements, instruments and documents in forms mutually acceptable to Patriot, Cal Jockey and BMOC necessary to effectuate the transactions contemplated by that certain memorandum, dated as of February 24, 1997, from Goodwin, Procter & Hoar LLP delivered concurrently herewith, including, without limitation, the creation of a BMOC operating partnership, the contribution of BMOC's assets to such BMOC operating partnership in connection with the Merger and the contribution of Cal Jockey's assets to Patriot Operating Partnership in connection with the Merger.

 ARTICLE 4.  CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH OF CAL
             JOCKEY AND BMOC

      4.1 Charter.  Prior to the closing of the Offer and the Effective Time of
          -------
the Merger and subject to approval of the stockholders of Cal Jockey and BMOC, the Certificate of Incorporation of Cal Jockey shall have been amended and restated in the form of Exhibit B and the Certificate of Incorporation of BMOC
                        ---------
shall have been amended and restated in a form substantially similar to Exhibit
                                                                        -------
B with such changes as the parties shall mutually agree.  The Certificate of
-
Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Cal Jockey, as so amended and restated.

      4.2 Bylaws.  Prior to the closing of the Offer and the Effective Time of
          ------
the Merger, the Bylaws of Cal Jockey shall have been amended and restated in the form of Exhibit C and the Bylaws of BMOC shall have been amended and restated in
        ---------
a form substantially similar to Exhibit C with such changes as the parties shall
                                ---------
mutually agree. The Bylaws of the Surviving Corporation shall be the Bylaws of Cal Jockey, as so amended and restated.

      4.3 Amendments of Governing Documents of the Companies' Subsidiaries.  In
          ----------------------------------------------------------------
connection with the Closing, the charter, bylaws, partnership agreements and equivalent documents for the subsidiaries (as defined in Section 13.11 hereof) of each of Cal Jockey and BMOC shall be amended to change the name of the entity and to make certain other changes to such documents requested by Patriot in order to reflect the Transactions contemplated by this Agreement, provided that any such changes shall be subject to the prior consent of Cal Jockey and BMOC, which consent shall not be unreasonably withheld. Each of Cal Jockey, BMOC and their respective subsidiaries will take all actions which are necessary to effectuate such amendments and will use their best efforts to cause all of the stockholders, partners or members in any subsidiary of Cal Jockey or BMOC to approve such amendments and to take such other actions to effectuate such amendments and the Transactions contemplated by this Agreement as may be reasonably requested by Patriot.

ARTICLE 5.  EXCHANGE OF STOCK

      5.1 Outstanding Paired Shares of Cal Jockey Stock and BMOC Stock.
          ------------------------------------------------------------

          (a) At the Effective Time, each Paired Share of Cal Jockey Stock and BMOC Stock outstanding immediately prior to the Effective Time which was not tendered and accepted for payment pursuant to the Offer shall remain outstanding and shall continue to represent one Paired Share of Cal Jockey Stock and BMOC Stock.

          (b) At the Effective Time, each option exercisable for a Paired Share of Cal Jockey Stock and BMOC Stock outstanding immediately prior to the Effective Time (that will not automatically terminate by its terms at the Effective Time) shall remain outstanding and shall continue to represent an option to purchase a Paired Share of Cal Jockey Stock and BMOC Stock.

      5.2 Conversion of Patriot Stock.
          ---------------------------

          (a) At the Effective Time, each share of common stock, no par value per share, of Patriot (the "Patriot Stock") issued and outstanding immediately
                            -------------
prior to the Effective Time (other than those shares of Patriot Stock to be canceled pursuant to Section 5.2(d)) shall, by virtue of the Merger and without any action on the part of Patriot, Cal Jockey, BMOC or the holders of any of the securities of any of these corporations, be converted into 1.0379 shares of Cal Jockey Stock, subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions (the "Exchange Ratio"). Simultaneously, at
                                         --------------
the Effective Time, each Patriot stockholder shall be entitled to receive pursuant to the Subscription Agreement an equivalent number of Subscribed Shares for each share of Patriot Stock, as so converted pursuant to this Section 5.2(a), such that the Subscribed Shares and the shares of Cal Jockey Stock received by a Patriot stockholder in the Merger shall become Paired Shares which are transferable only as a single unit. The provisions of this Section 5.2(a) are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.

          (b) Notwithstanding anything contained in this Agreement to the contrary, in order for the Surviving Company to qualify and maintain status as a real estate investment trust (a "REIT") within the meaning of Section 856 of the
                                 ----
Internal Revenue Code of 1986, as amended (the "Code"), no person or entity
                                                ----
shall own, or be deemed to own by virtue of the attribution provisions of
Section 544 (as modified by Section 856(h)(1)(B)) or Section 318 (as modified by
Section 856(d)(5)) of the Code more than 9.8% of the outstanding Paired Shares of Cal Jockey Stock and BMOC Stock (the "Ownership Limit") at or after the
                                         ---------------
Merger. Therefore, if any holder of Patriot Stock would receive in connection with the Merger and the Subscription a number of Paired Shares of Cal Jockey Stock and BMOC Stock such that any person or entity would own, or be deemed to own under the applicable attribution rules of the Code referred to above, shares of Cal Jockey Stock and BMOC Stock in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of Paired Shares of Cal Jockey Stock and BMOC Stock which would cause such person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving those Paired Shares of Cal Jockey Stock and BMOC Stock which would cause the Ownership Limit to be exceeded

(the "Excess Paired Shares"), have the right to be paid by the Surviving
      --------------------
Corporation an amount in cash for such Excess Paired Shares equal to the product of the Fair Market Value (as hereinafter defined) per Excess Paired Share multiplied by the number of such Excess Paired Shares. "Fair Market Value"
                                                         -----------------
shall be equal to the greater of (i) the average closing price of the Paired Shares of Cal Jockey Stock and BMOC Stock on the American Stock Exchange on the four (4) trading days immediately preceding the Closing Date and (ii) the average closing price of the shares of Patriot Stock on the New York Stock Exchange on the four (4) trading days immediately preceding the Closing Date.

          (c) As a result of the Merger and without any action on the part of the holders thereof, all shares of Patriot Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing
                -----------                          ------------
any shares of Patriot Stock shall thereafter cease to have any rights with respect to such shares of Patriot Stock, except the right to receive, without interest, Paired Shares of Cal Jockey Stock and BMOC Stock, dividend(s) payable in accordance with Section 5.3(c) and cash in lieu of Excess Paired Shares (if any) and fractional Paired Shares of Cal Jockey Stock and BMOC Stock in accordance with Sections 5.2(b) and 5.3(e), respectively, upon the surrender of such Certificate.

          (d) Each share of Patriot Stock issued and held in Patriot's treasury at the Effective Time, if any, by virtue of the Merger, shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

          (e) At the Effective Time, Patriot's obligations with respect to each stock option and other security convertible into or exchangeable for any capital stock or other equity interest in Patriot or a subsidiary of Patriot (exclusive of the redemption rights of the limited partnership units of the Patriot Operating Partnership) that will not automatically terminate by its terms at the Effective Time (the "Existing Patriot Options") shall be assumed by Cal Jockey
                     ------------------------
(the "Assumed Options").  The Assumed Options shall, unless otherwise amended
      ---------------
prior to the Effective Date, continue to have, and be subject to, the same terms and conditions as set forth in the plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Existing Patriot Options were issued, except that (i) all references to Patriot shall be deemed to be references to Cal Jockey, (ii) each Existing Patriot Option shall be exercisable for that number of whole Paired Shares of Cal Jockey Stock and BMOC Stock equal to the product of the number of shares of Patriot Stock covered by such Existing Patriot Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares of Cal Jockey Stock and BMOC Stock and (iii) the exercise price per Paired Share of Cal Jockey Stock and BMOC Stock under such Existing Patriot Option shall be equal to the exercise price per share of Patriot Stock under the Existing Patriot Option divided by the Exchange Ratio and rounded to the nearest cent.
To the extent permitted by law, the adjustment provided herein with respect to any Existing Patriot Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. Notwithstanding the foregoing, in no event shall a holder of an Assumed Option be permitted to exercise any portion of such Assumed Option that will result in any person or entity owning, or being deemed to own, Paired Shares of Cal Jockey Stock and BMOC Stock at or after the Merger in excess of the Ownership Limit or otherwise in violation of any restrictions contained in the Certificates of Incorporation or Bylaws of Cal Jockey and BMOC, as amended and restated. BMOC shall agree to grant to Cal Jockey options to acquire shares of BMOC Stock equal to that number of shares of Cal Jockey Stock that will be issuable under the Assumed Options in accordance with this Section 5.2(e); such options shall have an exercise price equal to the then fair market value of the BMOC Stock to be issued upon such exercise, as determined in accordance with the Pairing Agreement by mutual agreement of the parties hereto or if the parties are unable to agree on such exercise price the determination shall be made by an independent third party chosen by mutual agreement of Patriot, Cal Jockey and BMOC, and shall be exercisable by Cal Jockey only if and to the extent a holder of an Assumed Option exercises his or her Assumed Option. Notwithstanding the immediately preceding sentence, (i) in no event shall Cal Jockey be permitted to hold any such options that would result in any person or entity owning, or being deemed to own under the applicable attribution rules of the Code referred to in Section 5.2(b) hereof, Paired Shares of Cal Jockey Stock and BMOC Stock after the Merger in excess of the Ownership Limit or in violation of any other restrictions contained in the Certificates of Incorporation or Bylaws of Cal Jockey and BMOC, as amended and restated (assuming for such purpose that such options constitute "options" within the meaning of such attribution rules); and (ii) in no event shall Cal Jockey be permitted to exercise such options to the extent that such exercise would result in Cal Jockey owning, or being deemed to own under the applicable attribution rules of the Code referred to in Section 5.2(b) hereof, at any time, BMOC Stock in excess of the Ownership Limit or in violation of any other restrictions contained in the Certificate of Incorporation or Bylaws of BMOC, as amended and restated. Each of Cal Jockey and BMOC shall reserve for issuance the number of shares of Cal Jockey Stock or BMOC Stock, as the case may be, that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(e) and the Surviving Corporation shall promptly after the Effective Time issue to each holder of an outstanding Existing Patriot Option a document evidencing the assumption by the Surviving Corporation of Patriot's obligations with respect thereto under this Section 5.2(e).

      5.3 Exchange of Certificates Representing Patriot Stock.
          ---------------------------------------------------

          (a) As of the Effective Time, (i) Cal Jockey shall deposit, or shall cause to be deposited, with an exchange agent selected by Patriot on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of
                         --------------
shares of Patriot Stock, for exchange in accordance with this Article 5, a certificate representing the shares of Cal Jockey Stock to be issued pursuant to
Section 5.2(a) and the cash in lieu of Excess Paired Shares and fractional Paired Shares paid pursuant to Section 5.2(b) and this Section 5.3, respectively, in exchange for outstanding shares of Patriot Stock and simultaneously (ii) BMOC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Patriot Stock, for distribution in accordance with Section 5.2(a), a certificate representing the Subscribed Shares, to be paired with the shares of Cal Jockey Stock described in clause (i) above (such certificates for shares of Cal Jockey Stock and the certificates for Subscribed Shares and such cash in lieu of Excess Paired Shares and fractional Paired Shares shall hereinafter be referred to as the "Exchange
                                                                      --------
Fund"). The provisions of this Section 5.3 are intended to comply with Sections
----
2(a) and 2(b) of the Pairing Agreement.

          (b) Promptly after the Effective Time, the parties hereto shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Cal Jockey and BMOC may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates printed "back-to-back" evidencing Paired Shares of Cal Jockey Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole Paired Shares of Cal Jockey Stock and BMOC Stock to which such holder shall be entitled, and (y) a check representing the amount of cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, due such holder plus the amount of any dividends or distributions, if any, pursuant to clause (c) of this Section 5.3, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, or on the dividends or distributions, if any, payable to holders of Certificates pursuant to this Section 5.3. In the event of a transfer of ownership of Patriot Stock which is not registered in the stock transfer records of Patriot, a certificate representing the proper number of Paired Shares of Cal Jockey Stock and BMOC Stock, together with a check for the cash to be paid in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, plus, to the extent applicable, the amount of any dividends or distributions, if any, payable pursuant to clause (c) of this Section 5.3, may be issued to such a transferee if the Certificate representing shares of such Patriot Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Notwithstanding any other provisions of this Agreement, dividends or other distributions on Paired Shares of Cal Jockey Stock and BMOC Stock with respect to any shares of Patriot Stock represented by a Certificate that has not been surrendered for exchange shall be paid only as provided herein. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to the surrender of such Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Certificate. Following surrender of any such Certificate, the holder thereof shall be entitled to receive for the whole Paired Shares of Cal Jockey Stock and BMOC Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Paired Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

          (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Patriot of the shares of Patriot Stock which were outstanding immediately prior to the Effective Time and if, after the Effective Time, Certificates are presented for transfer, they shall be canceled and exchanged for certificates for Paired Shares of Cal Jockey Stock and BMOC Stock, dividends and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, in accordance with this Section 5.3. Certificates surrendered for exchange by any person constituting an "affiliate" of Patriot for purposes of Rule 145, as such rule may be amended from time to time ("Rule
                                                                          ----
145"), of the rules and regulations promulgated under the Securities Act shall
---
not be exchanged until Cal Jockey has received an affiliate letter (the

"Affiliate Letter") from such person as provided in Section 10.9.
-----------------

          (e) No fractional Paired Shares of Cal Jockey Stock and BMOC Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional Paired Shares pursuant to this Agreement, each holder of Patriot Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Fair Market Value by (ii) the fractional amount of the Paired Shares of Cal Jockey Stock and BMOC Stock which such holder would otherwise be entitled to receive under this Article 5.

      5.4  Return of Exchange Fund.  Any portion of the Exchange Fund (including
           -----------------------
any cash for Excess Paired Shares and fractional Paired Shares, any dividends or distributions of Cal Jockey or BMOC and any shares of Cal Jockey Stock or any Subscribed Shares) that remains unclaimed by the former stockholders of Patriot one year after the Effective Time shall be distributed as follows: any cash for Excess Paired Shares and fractional Paired Shares, any dividends or distributions of Cal Jockey or shares of Cal Jockey Stock shall be returned to Cal Jockey and any dividends or distributions of BMOC and any Subscribed Shares shall be returned to BMOC (provided that Cal Jockey and BMOC shall agree to issue said cash or shares in accordance with this Article 5 to former stockholders of Patriot who thereafter surrender their Certificates). Any former stockholders of Patriot who have not theretofore complied with this
Article 5 shall thereafter look only to Cal Jockey for issuance or payment of that portion of their Paired Shares representing Cal Jockey Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, and to BMOC for issuance or payment of that portion of their Paired Shares representing BMOC Stock (plus, in each case, dividends and distributions to the extent set forth in Section 5.3(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Cal Jockey, BMOC, Patriot, the Exchange Agent or any other person shall be liable to any former holder of shares of Patriot Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      5.5  Lost or Stolen Certificates.  In the event any Certificate shall have
           ---------------------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Cal Jockey and BMOC, the posting by such person of a bond in such reasonable amount as Cal Jockey and BMOC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Cal Jockey and BMOC will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares of Cal Jockey Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, to which such person is entitled under Section 5.3(b) (and to the extent applicable, dividends and distributions payable pursuant to Section 5.3(c)).

 ARTICLE 6. REGISTRATION AND SOLICITATION PROCESS

      6.1  Proxy Statement; Registration Statement.
           ---------------------------------------

          (a) As promptly as practicable after execution of this Agreement, (i) each of Patriot, Cal Jockey and BMOC shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act a joint proxy statement/prospectus and forms of proxies (such joint proxy statement/prospectus together with any amendments to supplements thereto, the "Proxy Statement") relating to the
                                        ---------------
stockholder meetings of each of Patriot, Cal Jockey and BMOC and the vote of the stockholders of Patriot, Cal Jockey and BMOC with respect to the Merger and the Transactions and (ii) following clearance by the SEC of the Proxy Statement, Cal Jockey and BMOC shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy
                                            --------
Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Cal Jockey Stock and the Subscribed Shares to be distributed to the stockholders of Patriot in the Merger. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Patriot, Cal Jockey and BMOC shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Each of Cal Jockey and BMOC shall use its reasonable best efforts, and Patriot will cooperate with them, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Patriot, Cal Jockey and BMOC agrees promptly to correct any information provided by it for use in the Proxy Statement and the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties thereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4 and to cause the Proxy Statement and the Form S-4 as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. Each of Cal Jockey, BMOC and Patriot agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Cal Jockey, BMOC and Patriot, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Cal Jockey and BMOC will advise and deliver copies (if any) to Patriot, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Cal Jockey Stock issuable in connection with the Merger or of the Subscribed Shares for offering or sale in any jurisdiction.

          (b) Each of Patriot, Cal Jockey and BMOC shall use its best efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) Cal Jockey and BMOC each shall have received a "comfort" letter from Ernst & Young, LLP, independent public accountants for Patriot, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on
                                   ---------------
which the Form S-4 shall become effective and as of the Effective Time, each addressed to Cal Jockey and BMOC, in form and substance reasonably satisfactory to Cal Jockey and BMOC, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of Patriot and its subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Patriot shall have received a "comfort" letter from Deloitte & Touche LLP, independent public accountants for Cal Jockey and BMOC, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, each addressed to Patriot, in form and substance reasonably satisfactory to Patriot, concerning the procedures undertaken by Deloitte & Touche LLP with respect to the financial statements and information of Cal Jockey and BMOC and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

 ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF PATRIOT

      Except as set forth in the disclosure schedule delivered concurrently herewith to Cal Jockey and BMOC, which shall refer to the relevant Sections of this Agreement (the "Patriot Disclosure Schedule"), Patriot represents and
                     ---------------------------
warrants to Cal Jockey and BMOC as follows:

      7.1  Organization and Qualifications.  Patriot and each subsidiary of
           -------------------------------
Patriot is a corporation, partnership, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the assets, financial condition, results of operations or businesses (a "Material Adverse
                                                             ----------------
Effect") of Patriot and its subsidiaries, taken as a whole (a "Patriot Material
------                                                         ----------------
Adverse Effect").
--------------

      7.2  Capitalization.  The authorized capital stock of Patriot is as
           --------------
set forth on the Patriot Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of Patriot were issued, reserved for issuance or outstanding. Except as set forth thereon and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of Patriot or any subsidiary of Patriot, or obligating Patriot or any subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Patriot or any subsidiary. There are no outstanding contractual obligations of Patriot or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Patriot or any subsidiary.

      7.3  Authority Relative to this Agreement.  Patriot has all necessary
           ------------------------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of Patriot as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by Patriot and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Patriot are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by Patriot and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of Patriot, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

      7.4  No Conflict; Required Filings and Consents.
           ------------------------------------------

          (a) The execution and delivery of this Agreement by Patriot does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Patriot or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Patriot or any of
                                          ----
its subsidiaries or by which any property or asset of Patriot or any of its subsidiaries is bound or affected, or (C) except as disclosed in the Patriot Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to Patriot or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Patriot or any subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation, whether written or oral (collectively, "Contracts"), to which Patriot or any
                                        ---------
subsidiary is a party or by which Patriot or any subsidiary or any property or asset of Patriot or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent Patriot from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Patriot Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Patriot does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except (A) for
                                     -------------------
applicable requirements of (1) the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Law") and (2) the Hart-Scott Rodino
                                ------------
Antitrust Improvements Act (the "HSR Act"), (B) for any consents related to the
                                 -------
transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities, and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent Patriot from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a Patriot Material Adverse Effect.

     7.5   Fairness Opinion.  Patriot has received a written fairness opinion
           ----------------
from PaineWebber Incorporated, its financial advisor, to the effect that the Transactions are fair to the holders of Patriot Stock from a financial point of view, and Patriot has delivered a true and correct copy of such opinion to Cal Jockey and BMOC.

      7.6  SEC Reports and Financial Statements.  Each form, report, schedule,
           ------------------------------------
registration statement and definitive proxy statement filed by Patriot with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, collectively, the "Patriot SEC Reports"),
                                                          -------------------
as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act, Exchange Act and the rules and regulations thereunder. None of the Patriot SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Patriot and its subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the respective consolidated financial position of Patriot and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1995, neither Patriot nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of Patriot and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and are consistent with past practices, (B) are disclosed in the Patriot SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a Patriot Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Patriot or any material subsidiary.

      7.7  Absence of Certain Changes or Events; Obligations.  Except as
           -------------------------------------------------
contemplated by this Agreement, as disclosed in any Patriot SEC Report filed before October 31, 1996 or as set forth in the Patriot Disclosure Schedule, since December 31, 1995, (i) Patriot and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Patriot Material Adverse Effect other than any developments that generally affect the industry in which Patriot operates.

      7.8  REIT Status.  Patriot (A) will be taxed for the tax year ended
           -----------
December 31, 1995 and for the tax year ended December 31, 1996 as a REIT within the meaning of Section 856 of the Code, (B) has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger,
(C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger, and (D) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Patriot's knowledge, threatened.

      7.9  Permits.  To the knowledge of Patriot, Patriot has all licenses,
           -------
permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations ("Permits") required for the
                                                -------
operation of its properties and businesses as they are currently being operated, and are in compliance therewith, except for those Permits the lack of which would not have a Patriot Material Adverse Effect. To the knowledge of Patriot, none of such Permits shall be canceled as a result of the consummation of the Transactions, except for those Permits the lack of which would not have a Patriot Material Adverse Effect.

 ARTICLE 8. REPRESENTATIONS AND WARRANTIES OF BMOC

      Except as set forth in the disclosure schedule delivered concurrently herewith to Patriot, which shall refer to the relevant Sections of this Agreement (the "BMOC Disclosure Schedule"), BMOC severally represents and
                ------------------------
warrants to Patriot as follows:

      8.1  Organization and Qualifications.  BMOC and each subsidiary of
           -------------------------------
BMOC is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on BMOC, Cal Jockey and their respective subsidiaries, taken as a whole (a "BMOC Material Adverse
                                                    ---------------------
Effect").

      8.2  Capitalization.  The authorized capital stock of BMOC is as set forth
           --------------
on the BMOC Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of BMOC were issued, reserved for issuance or outstanding. Except as set forth above and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of BMOC or any subsidiary of BMOC, or obligating BMOC or any subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, BMOC or any subsidiary. There are no outstanding contractual obligations of BMOC or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of BMOC or any subsidiary.

      8.3  Authority Relative to this Agreement.  BMOC has all necessary
           ------------------------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of BMOC as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by BMOC and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of BMOC are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by BMOC and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of BMOC, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

      8.4  No Conflict; Required Filings and Consents.
           ------------------------------------------

          (a) The execution and delivery of this Agreement by BMOC does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of BMOC or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any Laws applicable to BMOC or any of its subsidiaries or by which any property or asset of BMOC or any of its subsidiaries is bound or affected, or (C) except as disclosed in the BMOC Disclosure

Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to BMOC or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of BMOC or any subsidiary pursuant to, any Contract to which BMOC or any subsidiary is a party or by which BMOC or any subsidiary or any property or asset of BMOC or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent BMOC from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a BMOC Material Adverse Effect.

          (b) The execution and delivery of this Agreement by BMOC does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(A) for applicable requirements of (1) the Exchange Act, the Securities Act, and Blue Sky Laws and (2) the HSR Act, (B) for any consents related to the transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities, and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent BMOC from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a BMOC Material Adverse Effect.

      8.5  Fairness Opinion.  BMOC has received a written fairness opinion from
           ----------------
Montgomery Securities ("Montgomery"), its financial advisor, to the effect that
                        ----------
the Transactions are fair to the holders of BMOC Stock from a financial point of view, and BMOC has delivered a true and correct copy of such opinion to Patriot.

      8.6  SEC Reports and Financial Statements.  Except as set forth on the
           ------------------------------------
BMOC Disclosure Schedule, each form, report, schedule, registration statement and definitive proxy statement filed by BMOC with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof and relate to BMOC, collectively, the "BMOC SEC Reports"), as of
                                                       ----------------
their respective dates, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Except as set forth in the BMOC Disclosure Schedule, none of the BMOC SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The combined financial statements of BMOC, Cal Jockey and their respective subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the combined financial position of BMOC, Cal Jockey and their subsidiaries as of the dates thereof and the combined results of their operations and cash flows for the periods then ended. Except as set forth in the BMOC Disclosure Schedule, since December 31, 1995, neither BMOC nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of BMOC and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and are consistent with past practices,
(B) are disclosed in the BMOC SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a BMOC Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of BMOC or any material subsidiary.

      8.7  Absence of Certain Changes or Events; Obligations.  Except as
           -------------------------------------------------
contemplated by this Agreement, as disclosed in any BMOC SEC Report filed before October 31, 1996 or as set forth in the BMOC Disclosure Schedule, since December 31, 1995, (i) BMOC and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any action that would be inconsistent with the covenants set forth in
Section 10.6, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a BMOC Material Adverse Effect other than any developments that generally affect the industry in which BMOC operates.

      8.8  Pairing Agreement.  The Pairing Agreement was duly and validly
           -----------------
authorized and is a legal, valid and binding agreement of BMOC enforceable against BMOC in accordance with its terms. The outstanding shares of Cal Jockey are paired with the outstanding shares of BMOC pursuant to the Pairing Agreement, and such pairing is permitted pursuant to Section 136(c) of the Deficit Reduction Act of 1984 (the "Deficit Act").
                                    -----------

 ARTICLE 9. REPRESENTATIONS AND WARRANTIES OF CAL JOCKEY

      Except as set forth in the disclosure schedule delivered concurrently herewith to the execution hereof to Patriot, which shall refer to the relevant Sections of this Agreement (the "Cal Jockey Disclosure Schedule"), Cal Jockey
                                 ------------------------------
severally represents and warrants to Patriot as follows:

      9.1  Organization and Qualifications.  Cal Jockey and each subsidiary of
           -------------------------------
Cal Jockey is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on Cal Jockey and its subsidiaries, taken as a whole (a "Cal
                                                                        ---
Jockey Material Adverse Effect").
------------------------------

      9.2  Capitalization.  The authorized capital stock of Cal Jockey is as set
           --------------
forth on the Cal Jockey Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of Cal Jockey were issued, reserved for issuance or outstanding. Except as set forth above and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of Cal Jockey or any subsidiary of Cal Jockey, or obligating Cal Jockey or a subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Cal Jockey or any subsidiary. There are no outstanding contractual obligations of Cal Jockey or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Cal Jockey or any subsidiary.

      9.3  Authority Relative to this Agreement.  Cal Jockey has all necessary
           ------------------------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of Cal Jockey as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by Cal Jockey and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Cal Jockey are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by Cal Jockey and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of Cal Jockey, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

      9.4  No Conflict; Required Filings and Consents.
           ------------------------------------------

          (a) The execution and delivery of this Agreement by Cal Jockey does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Cal Jockey or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any Laws applicable to Cal Jockey or any of its subsidiaries or by which any property or asset of Cal Jockey or any of its subsidiaries is bound or affected, or (C) except as disclosed in the Cal Jockey Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to Cal Jockey or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Cal Jockey or any subsidiary pursuant to, any Contract to which Cal Jockey or any subsidiary is a party or by which Cal Jockey or any subsidiary or any property or asset of Cal Jockey or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent Cal Jockey from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Cal Jockey does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (A) for applicable requirements of (1) the Exchange Act, the Securities Act and Blue Sky Laws and (2) the HSR Act, (B) for any consents related to the transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent Cal Jockey from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect.

      9.5  Fairness Opinion.  Cal Jockey has received a written fairness opinion
           ----------------
from Montgomery, its financial advisor, to the effect that the Transactions are fair to the holders of Cal Jockey Stock from a financial point of view, and Cal Jockey has delivered a true and correct copy of such opinion to Patriot.

      9.6  SEC Reports and Financial Statements.  Except as set forth in the Cal
           ------------------------------------
Jockey Disclosure Schedules, each form, report, schedule, registration statement and definitive proxy statement filed by Cal Jockey with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof and relate to Cal Jockey, collectively, the "Cal Jockey SEC
                                                                --------------
Reports"), as of their respective dates, complied in all material respects with
-------
the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Except as set forth in the Cal Jockey Disclosure Schedules, none of the Cal Jockey SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Cal Jockey and its subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved

(except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the respective consolidated financial position of Cal Jockey and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Cal Jockey Disclosure Schedule, since December 31, 1995, neither Cal Jockey nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of Cal Jockey and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and consistent with past practices, (B) are disclosed in the Cal Jockey SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Cal Jockey or any material subsidiary.

      9.7  Absence of Certain Changes or Events; Obligations.  Except as
           -------------------------------------------------
contemplated by this Agreement, as disclosed in any Cal Jockey SEC Report filed before October 31, 1996 or as set forth in the Cal Jockey Disclosure Schedule, since December 31, 1995, (i) Cal Jockey and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any action that would be inconsistent with the covenants set forth in Section 10.6, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Cal Jockey Material Adverse Effect other than any developments that generally affect the industry in which Cal Jockey operates.

      9.8  Real Property.  The Cal Jockey Disclosure Schedule lists all of the
           -------------
real property owned by, or subject to a lease with, Cal Jockey (the "Cal Jockey
                                                                     ----------
Properties" and, individually, a "Cal Jockey Property").  To the knowledge of
----------                        -------------------
Cal Jockey, except as set forth in the title reports listed in the Cal Jockey Disclosure Schedule or as otherwise disclosed in the Cal Jockey Disclosure Schedule, each of the Cal Jockey Properties is owned by (or in the case of leases, leased by) Cal Jockey free and clear of any mortgages, liens, pledges, options, charges, claims, easements, restrictions, security interests, rights-of-way or other encumbrances ("Encumbrances") other than Encumbrances which,
                               ------------
individually or in the aggregate, would not have a Cal Jockey Material Adverse
Effect.   To the knowledge of Cal Jockey, Cal Jockey is in compliance with all applicable laws, statues, ordinances and regulations, whether federal, state or local (including those applicable to zoning, environmental conditions and racing) except where the failure to comply would not have a Cal Jockey Material Adverse Effect.

      9.9  Permits.  To the knowledge of Cal Jockey, Cal Jockey has all Permits
           -------
required for the operation of its properties and businesses as they are currently being operated, and are in compliance therewith, except for those Permits the lack of which would not have a Cal Jockey Material Adverse Effect. To the knowledge of Cal Jockey, none of such Permits shall be canceled as a result of the consummation of the Transactions, except for those Permits the lack of which would not have a Cal Jockey Material Adverse Effect. The Cal Jockey Disclosure Schedule sets forth a true and correct list (to the knowledge of Cal Jockey) of all Permits that are (i) material to the operation of its properties and business as they are currently being operated or (ii) required for the execution, delivery and performance by Cal Jockey of this Agreement, except for those Permits, the absence of which would not reasonably be expected to (x) have a Cal Jockey Material Adverse Effect or (y) prevent or materially delay the consummation of the Transactions. To the knowledge of Cal Jockey, except as disclosed in the Cal Jockey Disclosure Schedule, the Cal Jockey SEC Reports or in reports of consultants delivered to Patriot with the Cal Jockey Disclosure Schedule, there are no structural, mechanical, HVAC, environmental or zoning violations relating to the Cal Jockey Properties which would reasonably be expected to have a Cal Jockey Material Adverse Effect.

      9.10     REIT Status.  Cal Jockey (A) will be taxed for the tax year ended
               -----------
December 31, 1995 and for the tax year ended December 31, 1996 as a REIT within the meaning of Section 856 of the Code, (B) has complied (or will comply) with all applicable provisions of the Code relating to a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger,
(C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger, and (D) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Cal Jockey's knowledge, threatened. Cal Jockey is "grandfathered" from the application of
Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Act, and no challenge to such "grandfathered" status is pending, or to Cal Jockey's knowledge, threatened.

      9.11     Pairing Agreement.  The Pairing Agreement was duly and validly
               -----------------
authorized and is a legal, valid and binding agreement of Cal Jockey enforceable against Cal Jockey in accordance with its terms. The outstanding shares of Cal Jockey are paired with the outstanding shares of BMOC pursuant to the Pairing Agreement, and such pairing is permitted pursuant to Section 136(c) of the Deficit Act.

 ARTICLE 10.  COVENANTS

      10.1     No Solicitation.
               ---------------

               (a) Each of Cal Jockey and BMOC represent and warrant with respect to itself only that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Until the earlier of the termination of this Agreement pursuant to its terms or the consummation of the Transactions, neither Cal Jockey nor BMOC nor any of their subsidiaries shall, directly or indirectly, take (nor shall Cal Jockey or BMOC authorize, and they shall use their best efforts not to permit, any of their subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates (collectively, the "Representatives") to take) any action
                                         ---------------
to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement for a Third Party Transaction (as hereafter defined) or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any person in connection with any Acquisition Proposal. Notwithstanding any other provision of this Section 10.1(a), either Cal Jockey or BMOC or their Representatives may, in response to an unsolicited bona fide offer or proposal made by a third party to it, provide information to or have discussions or negotiations with such third party to the extent required by the fiduciary obligations of its respective Board of Directors under applicable law, if such Board of Directors shall have received advice from outside counsel to such effect. Cal Jockey and BMOC will immediately communicate to Patriot the receipt of any third party solicitation, proposal or bona fide inquiry that Cal Jockey, BMOC or any of their Representatives may receive in respect of any such transaction, or of any request for such information.

          (b)  As used herein, the term "Acquisition Proposal" shall mean any
                                         --------------------
proposed (i) merger, consolidation or similar transaction involving BMOC or Cal Jockey, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of (A) any assets of BMOC or its subsidiaries representing 15% or more of the consolidated assets of BMOC and its subsidiaries or (B) any assets of Cal Jockey or its subsidiaries representing 15% or more of the consolidated assets of Cal Jockey and its subsidiaries (excluding in each case any transactions relating to the disposition of certain Cal Jockey property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports or pursuant to the agreements previously provided to Patriot), (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of BMOC or Cal Jockey, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock of BMOC or Cal Jockey, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Cal Jockey, BMOC or any of their subsidiaries, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

          (c)  As used herein, the term "Third Party Transaction" shall mean a
                                         -----------------------
transaction, with a party unrelated to Patriot, referred to in an Acquisition Proposal.

          (d) Cal Jockey will use its best efforts to take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the Merger and the contribution of Cal Jockey's assets to the Patriot Operating Partnership; (ii) approval of the amendment and restatement of Cal Jockey's Certificate of Incorporation and Bylaws in the form of Exhibits B and C, respectively (the "Cal
                                        ----------     -                     ---
Jockey Charter Proposal"); and (iii) such other proposals (if any) as the
-----------------------
parties shall mutually agree (proposals (i) and (iii) are collectively referred to as the "Cal Jockey Stockholder Proposals"). BMOC will use its best efforts to
           --------------------------------
take all action necessary in accordance with applicable law
and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the issuance of the Subscribed Shares and the contribution of BMOC's assets to an operating partnership; (ii) approval of the amendment and restatement of BMOC's Certificate of Incorporation and Bylaws in forms substantially similar to Exhibits B and C, respectively, with such changes
                               ----------     -
as the parties shall mutually agree (the "BMOC Charter Proposal"); and (iii)
                                          ---------------------
such other proposals (if any) as the parties shall mutually agree (proposals (i) and (iii) are collectively referred to as the "BMOC Stockholder Proposals").
                                               --------------------------
The parties hereto each agree that the Proxy Statement shall provide that each of the above-described proposals must be approved by the respective stockholders to consummate the Transaction contemplated herein. The Boards of Directors of Cal Jockey and BMOC shall recommend and declare advisable to their respective stockholders approval of such proposals and Cal Jockey and BMOC shall take all lawful action to solicit, and use their best efforts to obtain, approval of their respective stockholders, and none of the Board of Directors of BMOC, the Board of Directors of Cal Jockey nor any committee of either Board of Directors shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Transactions, (ii) approve or recommend any Acquisition Proposal, or (iii) cause Cal Jockey or BMOC to enter into any letter of intent, agreement in principle, an acquisition agreement or other similar agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that either of the Board of Directors of Cal Jockey or the Board of Directors of BMOC determines in good faith after receiving advice of its respective outside counsel that such action is necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of BMOC or Cal Jockey, as the case may be, may (subject to the following sentences of this Section 10.1(d)) withdraw or modify its approval or recommendation of the Transactions, approve or recommend a Superior Proposal (as hereinafter defined) or terminate this Agreement, but in each case only concurrently with the payment(s) as required by
Section 12.1(e), 12.1(f) or 12.3, as applicable. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal, the
   -----------------
terms of which the Board of Directors of Cal Jockey or the Board of Directors of BMOC determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to Cal Jockey's or BMOC's stockholders than the Transactions.

          (e) Patriot will use its best efforts to take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the Merger; and (ii) such other proposals (if any) as the parties shall mutually agree (collectively, the "Patriot Stockholder Proposals"). The Board of Directors of Patriot shall
 -----------------------------
recommend and declare advisable approval of such proposals and Patriot shall take all lawful action to solicit, and use its best efforts to obtain, such approval, and neither the Board of Directors of Patriot nor any committee thereof shall withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Transactions. Notwithstanding the foregoing, in the event that the Board of Directors of Patriot determines in good faith after receiving advice of Patriot's outside counsel that such action is necessary in order for the Board of Directors of Patriot to comply with its fiduciary duties to Patriot's stockholders under applicable law, the Board of Directors of Patriot may (subject to the following sentence) withdraw or modify its approval or recommendation of the Transactions. In the event that (i) Patriot's Board of Directors withdraws or modifies its approval or recommendation of the Transactions or (ii) approval of the Patriot Stockholder Proposals is not obtained, Patriot shall promptly reimburse Cal Jockey and BMOC for their out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby in an amount requested by Cal Jockey and BMOC up to $1 million in the aggregate; provided that Cal Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status. In the event that stockholder approval is obtained for the BMOC Stockholder Proposals and the Cal Jockey Stockholder Proposals, but is not obtained for either the BMOC Charter Proposal or the Cal Jockey Charter Proposal and Patriot terminates this Agreement pursuant to Section 12.1(g), Patriot shall promptly pay $5 million in the aggregate to Cal Jockey and BMOC in immediately available funds as well as any additional amounts due under Section 12.3; provided that Cal Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status.

      10.2     Access.  Each of BMOC and Cal Jockey shall (and shall cause each
               ------
of their subsidiaries to) afford to Patriot, Patriot Operating Partnership and their Representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and shall (and shall cause each of its subsidiaries to) furnish promptly to such parties (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such party may reasonably request, including any financial and operating data. Each of Patriot and Patriot Operating Partnership shall (and shall cause each of their subsidiaries to) afford to each of Cal Jockey and BMOC and their respective Representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and shall (and shall cause each of its subsidiaries to) furnish promptly to such parties (x) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (y) all other information concerning its business, properties and personnel as Cal Jockey or BMOC may reasonably request, including any financial and operating data. Any such access shall commence forthwith, and shall be conducted in such a manner so as not to interfere unreasonably with the business or operations of BMOC, Cal Jockey, Patriot or Patriot Operating Partnership, respectively. Treatment of all information obtained as contemplated above shall be subject to the agreement, dated as of September 25, 1996, between Patriot and BMOC and relating to confidentiality, and the agreement dated October 8, 1996 between Patriot, Cal Jockey and Montgomery Securities relating to confidentiality (collectively, the Confidentiality Agreements"); provided
                                      ---------------------------
that the parties hereto agree that such Confidentiality Agreements shall be deemed to be among all of the parties hereto and shall apply to any information exchanged among any of the parties hereto.

      10.3     Consents.  The parties hereto will use their respective
               --------
reasonable best efforts to (i) obtain all material consents, authorizations, orders and approvals required in connection with this Agreement and the Transactions and (ii) resolve any action, suit, proceeding or investigation which shall have been instituted or which a governmental agency shall have indicated its intention to institute which jeopardizes any of the Transactions; provided, however, that no party hereto shall be obligated to take any action
--------  -------
which, in the reasonable opinion of such party (following consultation with its counsel), would (x) have a Material Adverse Effect on such party and its subsidiaries taken as a whole (with regard to BMOC, would have a BMOC Material Adverse Effect) or (y) have a Material Adverse Effect or otherwise materially restrict or impair the effective operation of BMOC, Cal Jockey, or Patriot following the time of consummation of the Transactions (with regard to BMOC, would have a BMOC Material Adverse Effect).

      10.4     Efforts.  Subject to the terms and conditions herein provided
               -------
each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions; provided, however, that no party hereto shall be
                             --------  -------
obligated to take any action which, in the reasonable opinion of such party (following consultation with its counsel) would (x) have a Material Adverse Effect on such party and its subsidiaries taken as a whole (with regard to BMOC, would have a BMOC Material Adverse Effect) or (y) have a Material Adverse Effect or otherwise materially restrict the operations of such party following the consummation of the Transactions (with regard to BMOC, would have a BMOC Material Adverse Effect).

      10.5     Announcements.  The parties hereto will consult and cooperate
               -------------
with each other and agree upon the terms and substance of all press releases, announcements and public statements with respect to this Agreement and the Transactions, provided that such consultation and cooperation shall not interfere with any obligation of any party hereto to disclose any information as required by applicable law. Any press release or other announcement by any party with respect to the Transactions will be subject to the consent and approval of the other parties, which consent or approval shall not be unreasonably withheld.

      10.6     Interim Operations.
               ------------------

               (a) Except as expressly required or permitted by this Agreement, from and after October 31, 1996 until the earlier of (i) the consummation of the Transactions or (ii) the termination of this Agreement pursuant to its terms,
(1) each of BMOC and Cal Jockey covenant to Patriot that each of them will and will cause its respective subsidiaries to (w) operate its businesses in the ordinary course of business, (x) not take any action or fail to take any action which would or could reasonably be expected to terminate Cal Jockey's status as a REIT or the pairing status of the stock of BMOC and Cal Jockey, (y) not take any extraordinary action or fail to take any action, the failure of which to take would itself be an extraordinary action (including, without limitation, entering into any new or modifying any existing contract between BMOC and Cal Jockey or any of their respective subsidiaries or affiliates), and (z) except as set forth in the Cal Jockey Disclosure Schedule, not declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than, in the case of Cal Jockey, dividends required in order to preserve Cal Jockey's status as a REIT or to avoid federal income or excise taxes on its undistributed income and (2) Cal Jockey covenants to Patriot that it shall not sell, transfer or encumber any Cal Jockey Property or any interest therein or take any other action or fail to take any action if the effect of such action or inaction materially adversely affects any Cal Jockey Property, provided that nothing herein shall be deemed to prohibit Cal Jockey from consummating the transactions relating to the disposition of certain Cal Jockey Property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports or pursuant to the agreements previously provided to Patriot.

               (b) From and after October 31, 1996, until the earlier of (i) the consummation of the Transactions or (ii) the termination of this Agreement pursuant to its terms, Patriot will not, without the consent of Cal Jockey and BMOC, (1) raise more than $500 million through the sale of shares of its common stock, (2) materially alter the nature of its fundamental business operations,
(3) take any action or fail to take any action which would or could reasonably be expected to terminate Patriot's status as a REIT, and (4) declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than the dividends disclosed in the Patriot Disclosure Schedule, or dividends required in order to preserve Patriot's status as a REIT or to avoid federal income or excise taxes on its undistributed income.

      10.7     Filings; Other Action.  Subject to the terms and conditions
               ---------------------
herein provided, each of Patriot, Cal Jockey and BMOC shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Transactions; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the consummation of the Transactions and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Transactions, such consents to be in reasonably satisfactory form to each of Patriot, Cal Jockey and BMOC; and (d) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the parties hereto shall take all such necessary action.

      10.8     Listing Application.  Each of Patriot, Cal Jockey and BMOC shall
               -------------------
cooperate and promptly prepare and submit to the New York Stock Exchange (the "NYSE") all reports, applications and other documents that may be necessary or
------
desirable to enable all of the shares of Cal Jockey Stock and BMOC Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. Each of Patriot, Cal Jockey and BMOC shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such NYSE listing process. Each of Cal Jockey, BMOC and Patriot agrees promptly to correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Patriot, Cal Jockey and BMOC will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

      10.9     Affiliates of Patriot.  Prior to the Closing Date, Patriot shall
               ---------------------
deliver to Cal Jockey a list of names and addresses of those persons who were, in Patriot's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate")
                                                                   ---------
of Patriot within the meaning of Rule 145, including without limitation all directors and executive officers of Patriot. Patriot shall use its reasonable efforts to deliver or cause to be delivered to Cal Jockey, from each of the Affiliates identified in the foregoing list, an Affiliate Letter, and from each person who may be deemed to have become an "affiliate" of Patriot within the meaning of Rule 145 after delivery of the first such list hereunder and prior to the Effective Time.

      10.10    Expenses.  Subject to the provisions of Section 10.1(e), all
               --------
costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that (a) the filing fee(s) in connection with the filing of the Offer Documents and the Form S-4 with the SEC, (b) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, and (c) the expenses incurred for printing and mailing the Offer Documents, the Form S-4 and the joint proxy statement/prospectus, shall be shared equally by Patriot, on the one hand, and Cal Jockey and BMOC, on the other hand. Subject to the provisions of Section 10.1(e), all costs and expenses for professional services rendered pursuant to the transactions contemplated by this Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such services.

      10.11    Brokers and Finders.  The Cal Jockey Disclosure Schedule and the
               -------------------
BMOC Disclosure Schedule set forth all engagement letters, contracts, arrangements or understandings with agents, brokers, investment bankers, financial advisors or other persons or firms which may result in the obligation of Cal Jockey or BMOC to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions and true and correct copies of such documents have been delivered to Patriot. Other than the foregoing disclosed arrangements, neither Cal Jockey nor BMOC is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, and each of Cal Jockey and BMOC acknowledges and agrees that all such finder's fees, brokerage or agent's commissions or other like payments shall be the responsibility of Cal Jockey and BMOC and not that of Patriot. Patriot acknowledges and agrees that any finder's fees, brokerage or agent's commissions or other like payments incurred by any agents, brokers, investment bankers, financial advisors or other persons or firms engaged by Patriot in connection with the negotiations leading to this Agreement or the consummation of the

Transactions, including the arrangement(s) disclosed in the Patriot Disclosure Schedule, shall be the responsibility of Patriot and not that of Cal Jockey or BMOC.

      10.12    Indemnification and Insurance.  The Surviving Corporation and
               -----------------------------
BMOC, respectively, will maintain in effect all rights to indemnification existing in favor of any director, officer, employee or agent of Cal Jockey and/or BMOC and their respective subsidiaries (the "Indemnified Parties") as
                                                    -------------------
provided in their respective Certificates of Incorporation, Bylaws or in indemnification agreements with Cal Jockey and/or BMOC or any of their respective subsidiaries which are in effect as of the date hereof (or disclosed in the BMOC Disclosure Schedule) with respect to matters occurring at or prior to the Effective Time, and all of such rights of indemnification shall survive the consummation of the Transactions and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided,
                                                                     --------
that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. It is understood and agreed that the Surviving Corporation and BMOC shall advance, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time). In addition, the Surviving Corporation and BMOC shall cause to be maintained in effect for not less than six (6) years from the Effective Time any current policies of the directors' and officers' liability insurance maintained by Cal Jockey and/or BMOC as of the date hereof; provided,
                                                                      ---------
that such corporations will be permitted to substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that such corporations shall not be required to pay an
      --------  -------
annual premium in excess of 200% of the last annual premium paid by Cal Jockey and/or BMOC prior to the date hereof and if they are unable to obtain the insurance required, they shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. In all cases, the Surviving Corporation guarantees the indemnification obligations of BMOC with respect to any claims of the Indemnified Parties under this Section 10.12. The parties hereto acknowledge and agree that this Section 10.12 is intended to grant third party rights to the Indemnified Parties to enforce the covenants contained in this Section 10.12.

ARTICLE 11.  CONDITIONS

      11.1     Conditions to BMOC's and Cal Jockey's Obligations.  The
               -------------------------------------------------
obligations of BMOC and Cal Jockey to consummate the Transactions are subject to the satisfaction of each of the following conditions:

               (a) All waivers, consents, authorizations, orders, approvals or expiration of waiting periods required under any law, regulation or agreement to be obtained by any of the parties hereto in order to consummate the Transactions shall have been obtained, except where the failure to have obtained any such waiver, consent, authorization, order or approval would not have a BMOC Material Adverse Effect, a Cal Jockey Material Adverse Effect, or a Patriot Material Adverse Effect, as the case may be.

          (b) The representations and warranties of Patriot set forth herein shall be true and correct in all respects as of the date hereof, and as of the time the Transactions are consummated (except for representations and warranties that speak as of a specific date or time which need only be true and correct in all respects as of such date or time), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Patriot Material Adverse Effect; provided, however, that if
                                                    --------  -------
any of the representations and warranties are already qualified in any respect by materiality or as to a Patriot Material Adverse Effect for purposes of this Section such materiality or Patriot Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Patriot Material Adverse Effect set forth immediately prior to this proviso).

          (c) Patriot shall have complied in all material respects with all covenants and agreements set forth herein to be performed by it prior to the Effective Time and Patriot Operating Partnership shall have complied in all material respects with all covenants and agreements set forth herein and in the Subscription Agreement to be performed by it prior to the Effective Time.

          (d) No injunction, restraining order or other order of any federal or state court which prevents the consummation of the Transactions shall be in effect.

          (e) No statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent the consummation of the Transactions.

          (f) Stockholder approval of the BMOC Charter Proposal, the BMOC Stockholder Proposals, the Cal Jockey Charter Proposal and the Cal Jockey Stockholder Proposals shall have been obtained.

          (g) Stockholder approval of the Patriot Stockholder Proposals shall have been obtained.

          (h) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (i) Cal Jockey and BMOC shall have obtained the approval for the listing of the Paired Shares of common stock of Cal Jockey and BMOC on the NYSE effective upon consummation of the Merger, subject to official notice of issuance.

          (j) No Patriot Material Adverse Effect shall have occurred between the date hereof and consummation of the Transactions other than any developments that generally affect the industry in which Patriot operates.

      11.2     Conditions to Patriot's Obligations.  The obligation of Patriot
               -----------------------------------
to consummate the Transactions is subject to the satisfaction of each of the following conditions:

               (a) All waivers, consents, authorizations, orders, approvals or expiration of waiting periods required under any law, regulation or agreement to be obtained by any of the parties hereof in order to consummate the Transactions shall have been obtained, except where the failure to have obtained any waiver, consent, authorization, order or approval would not have a Patriot Material Adverse Effect, a BMOC Material Adverse Effect or a Cal Jockey Material Adverse Effect, as the case may be.

               (b) The representations and warranties of each of BMOC and Cal Jockey set forth herein shall be true and correct in all respects as of the date hereof, and as of the time the Transactions are consummated (except for representations and warranties that speak as of a specific date or time which need only be true and correct in all respects as of such date or time), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Cal Jockey Material Adverse Effect or a BMOC Material Adverse Effect, as the case may be; provided, however,
                                                              --------  -------
that if any of the representations and warranties is already qualified in any respect by materiality or as to a Cal Jockey Material Adverse Effect or a BMOC Material Adverse Effect for purposes of this Section such materiality or Cal Jockey Material Adverse Effect or BMOC Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso).

               (c) Each of BMOC and Cal Jockey shall have complied in all material respects with all covenants and agreements set forth herein and the Subscription Agreement (with respect to BMOC only) to be performed by each of them prior to the Effective Time.

               (d) No injunction, restraining order or other order of any federal or state court which prevents the consummation of the Transactions shall be in effect.

               (e) No statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent the consummation of the Transactions.

               (f) (i) Except as required or permitted by this Agreement or as set forth in the BMOC Disclosure Schedule or the Cal Jockey Disclosure Schedule, no substantial change in the principal business, principal assets or structure of BMOC or Cal Jockey or in the "grandfathered" status of Cal Jockey pursuant to
Section 136(c) of the Deficit Act between the date hereof and the consummation of the Transactions shall have occurred or be pending (provided that nothing herein shall be deemed to prohibit Cal Jockey from consummating the transactions relating to the disposition of certain Cal Jockey Property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports and pursuant to the agreements previously provided to Patriot except as otherwise provided in Section 13.1 hereof) and (ii) no BMOC Material Adverse Effect or Cal Jockey Material Adverse Effect shall have occurred between the date hereof and consummation of the Transactions other than any developments that generally affect the industry in which BMOC or Cal Jockey operates.

               (g) Stockholder approval of the BMOC Stockholder Proposals, the BMOC Charter Proposal, the Cal Jockey Stockholder Proposals and the Cal Jockey Charter Proposal shall have been obtained.

               (h) Stockholder approval of the Patriot Stockholder Proposals shall have been obtained.

               (i) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

               (j) Cal Jockey and BMOC shall have obtained the approval for the listing of the Paired Shares of common stock of Cal Jockey and BMOC on the NYSE effective upon consummation of the Merger, subject to official notice of issuance.

               (k) BMOC and Cal Jockey shall not be financially insolvent on a combined balance sheet basis immediately prior to consummation of the Transactions.

               (l) Each of the directors of Cal Jockey and each of the directors of BMOC shall have resigned as of the Effective Time from their respective Boards of Directors and the persons designated by Patriot and disclosed in the Form S-4 or other person later nominated by Patriot shall be appointed the directors of each of Cal Jockey and BMOC as of the Effective Time.

 ARTICLE 12.  TERMINATION

      12.1     Termination.  This Agreement shall terminate at the earlier of:
               -----------

               (a)  Such time as the parties shall mutually agree.

               (b) At the option of BMOC and Cal Jockey, acting jointly, but not individually, on or after June 30, 1997, if by that date all of the conditions set forth in Section 11.1 shall not have been satisfied or waived.

               (c) At the option of Patriot, on or after June 30, 1997, if by that date all of the conditions set forth in Section 11.2 shall not have been satisfied or waived.

               (d) At the option of Patriot, if at any time prior to the Closing the number of race days permitted to be held during 1997 at the premises currently operated by BMOC is less than 80.

               (e)  At the option of BMOC or Cal Jockey in accordance with
Section 10.1(d), provided the terminating party has complied with all provisions thereof, and provided further that the terminating party simultaneously pays to Patriot the sum of $5 million (or such lesser amount requested by Patriot) in immediately available funds; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

               (f) At the option of Patriot, if (i) the Board of Directors of BMOC or Cal Jockey or any committee of either Board of Directors shall have (A) withdrawn or modified its approval or recommendation of this Agreement or the Transactions, or (B) failed to recommend that the stockholders of BMOC and Cal Jockey vote in favor of the Transactions, or (C) approved or recommended any Acquisition Proposal, or (ii) the Board of Directors of BMOC or Cal Jockey or any committee of either Board of Directors shall have resolved to do any of the foregoing; provided that BMOC and Cal Jockey (jointly and severally) shall promptly following termination for any of the reasons set forth in this clause
(f) pay to Patriot the sum of $5 million (or such lesser amount requested by Patriot) in immediately available funds or with a note due within 90 days accruing interest at 7% per annum; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

               (g) At the option of any of the parties hereto, if the stockholder approval is not obtained for any of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Proposal, the Cal Jockey Charter Proposal or the Patriot Stockholder Proposals at the respective stockholder meetings called for that purpose.

               In the event that (x) this Agreement is terminated pursuant to
Section 12.1(g) (i) by Cal Jockey or Bay Meadows because stockholder approval is not obtained for any of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Approval, or the Cal Jockey Charter Approval or (ii) by Patriot because stockholder approval is not obtained for any of the BMOC Stockholder Proposals or Cal Jockey Stockholder Proposals, and (y) prior to twelve (12) months following such termination, BMOC or Cal Jockey enters into a binding agreement for a Third Party Transaction, BMOC or Cal Jockey, as the case may be, shall pay to Patriot the aggregate amount of $5 million (or such lesser amount requested by Patriot) in immediately available funds; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

      12.2     Extension; Waiver.  At any time prior to the Effective Time, any
               -----------------
party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

      12.3     Payment of Fee to Hudson Bay Partners, L.P.  On October 31, 1996,
               -------------------------------------------
Patriot loaned to Cal Jockey $2.9 million (the "Loan"), the terms of which are
                                                ----
set forth in the Promissory Note attached hereto as Exhibit D (the "Promissory
                                                    ---------       ----------
Note") and which Loan was used to pay the termination fee due to Hudson Bay
----
Partners, L.P. ("Hudson Bay") under Section 11.2(c) of the Formation Agreement,
                 ----------
dated as of August 18, 1996, among Cal Jockey, BMOC and Hudson Bay (the "Hudson
                                                                         ------
Bay Agreement").  Cal Jockey caused such amount to be paid to Hudson Bay in
-------------
accordance with the Hudson Bay Agreement. The parties hereto acknowledge and agree that the reference in paragraph numbered 1 of the Promissory Note to "Section 14 of the Agreement" shall hereinafter be deemed to refer to Section
12.1 of this Agreement. In the event of the termination of this Agreement, Cal Jockey shall immediately repay to Patriot the Loan in immediately available funds. If this Agreement is terminated (i) because of the failure of Patriot to satisfy the conditions set forth in Sections 11.1(b) or 11.1(c) or (ii) under
Section 12.1(g), then Patriot shall pay Cal Jockey $2.9 million or such lesser amount requested by Cal Jockey (the "Patriot Payment"); provided that Cal
                                     ---------------
Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status. Notwithstanding the foregoing, in the event that
(x) this Agreement is terminated under Section 12.1(g) (i) by Cal Jockey or Bay Meadows because of the failure to obtain approval of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Proposal or the Cal Jockey Charter Proposal or (ii) by Patriot because of the failure to obtain approval of any of the BMOC Stockholder Proposals or Cal Jockey Stockholder Proposals and (y) during the twelve (12) month period following said termination BMOC or Cal Jockey enters into a binding agreement for a Third Party Transaction, Cal Jockey shall immediately repay the Patriot Payment to Patriot in immediately available funds without interest.

 ARTICLE 13.  GENERAL PROVISIONS

      13.1     San Mateo City Council Meeting.  The parties hereto agree that
               ------------------------------
failure to obtain the issuance of any of the Entitlements (as hereinafter defined), including final certification of the final Environmental Impact Report of Cal Jockey and BMOC, from the San Mateo City Counsel at the council meeting currently scheduled for April 21, 1997 (or on such date as such meeting may be rescheduled) shall not be deemed a Material Adverse Effect for purposes of this Agreement, nor shall any such failure be construed in any way to be a breach of representations, warranties or covenants contained in this Agreement. The term "Entitlements" shall have the meaning ascribed to such term under the Agreement
 ------------
of Purchase and Sale, dated as of May 31, 1995, by and between Cal Jockey and Property Resources, Inc., as amended, and the Agreement of Purchase and Sale, dated as of December 15, 1995, by and between Cal Jockey and Lee Iacocca & Associates, Inc., as amended.

      13.2     Nonsurvival of Representations, Warranties and Agreements.  All
               ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the
                                                 --------  -------
agreements contained in Articles 2 and 5, the last sentence of Section 10.7,
Section 10.12 and this Article 13 shall survive the Merger.

      13.3     Notices.  Any notice required to be given hereunder shall be in
               -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to Patriot:       Patriot American Hospitality, Inc.
                               3030 LBJ Freeway, Suite 1500
                               Dallas, TX 75234
                               Attn: Paul A. Nussbaum
                               Fax: (972) 888-8029

          With copies to:      Goodwin, Procter & Hoar LLP
                               Exchange Place, 53 State Street
                               Boston, MA 02109
                               Attn: Gilbert G. Menna, P.C.
                               Fax: (617) 523-1231

          If to Cal Jockey:    California Jockey Club
                               2600 South Delaware Street
                               P.O. Box 1117
                               San Mateo, CA 94402
                               Attn: Kjell H. Qvale
                               Fax: (415) 776-9826

          With copies to:      Latham & Watkins
                               505 Montgomery Street
                               Suite 1900
                               San Francisco, CA  94111
                               Attn: Christopher Kaufman, Esq.
                               Fax: (415) 395-8095

          If to BMOC:          Bay Meadows Operating Company
                               2600 South Delaware Street
                               P.O. Box 5050
                               San Mateo, CA 94402
                               Attn: F. Jack Liebau
                               Fax: (415) 573-7825

          With copies to:      McCutchen Doyle Brown & Enersen, LLP
                               Three Embarcadero Center
                               San Francisco, CA 94111-4066
                               Attn: Bartley C. Deamer, Esq.
                               Fax: (415) 393-2286

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

          13.4  Assignment; Binding Effect; Benefit. This Agreement shall be
                -----------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by any party without prior consent of all parties hereto, provided that any party hereto may assign its rights and obligations hereunder to any affiliate to implement the Transactions, provided that (i) such affiliate agrees to be bound hereby, (ii) such party remains liable hereunder, and (iii) such assignment does not adversely affect the Transactions from the perspective of the other parties.

          13.5  Entire Agreement. This Agreement, the Exhibits attached hereto,
                ----------------
the Patriot Disclosure Schedule, the Cal Jockey Disclosure Schedule, the BMOC Disclosure Schedule, the Subscription Agreement and any documents delivered by the parties and their affiliates in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto, including the Acquisition Agreement, except that the Confidentiality Agreements shall remain in effect and shall be binding upon the parties in accordance with their terms. No addition to or modification or amendment of any provision of this Agreement shall be binding upon any party hereto unless made in accordance with Section 12.2 or otherwise made in writing and signed by all parties hereto. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

          13.6  Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or
                        ---------------
relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to
(a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

          13.7  Counterparts. This Agreement may be executed by the parties
                ------------
hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          13.8  Headings. Headings of the Articles and Sections of this
                --------
Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          13.9  Incorporation. The Patriot Disclosure Schedule, the Cal Jockey
                -------------
Disclosure Schedule, the BMOC Disclosure Schedule and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          13.10 Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          13.11 Interpretation and Certain Definitions.
                --------------------------------------

                (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include both genders.

                (b) As used in this Agreement, the word "subsidiary" or
                                                         ----------
"subsidiaries" when used with respect to any party means any corporation,
 ------------
partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                (c) As used in this Agreement, the word "person" means an
                                                         ------
individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                                 [END OF TEXT]

      IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       PATRIOT AMERICAN HOSPITALITY, INC.
ATTEST:


By: /s/ Rex E. Stewart                 By: /s/ Paul A. Nussbaum
   ---------------------------------      ---------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       PATRIOT AMERICAN HOSPITALITY
                                       PARTNERSHIP, L.P.
ATTEST:                                By: PAH GP, Inc., its general partner


By: /s/ Rex E. Stewart                 By: /s/ Paul A. Nussbaum
   ---------------------------------      ---------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       CALIFORNIA JOCKEY CLUB
ATTEST:


By: /s/ Lillian Eva Fredriksson        By: /s/ Kjell H. Qvale
   ---------------------------------      ---------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       BAY MEADOWS OPERATING COMPANY
ATTEST:


By: /s/ Eugene F. Barsotti, Jr.        By: /s/ F. Jack Liebau
   ---------------------------------      ---------------------------------
   Name:                                  Name:
   Title:                                 Title: